UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

 ___________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2021

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YUBO INTERNATIONAL BIOTECH LIMITED
(Exact Name of Registrant as Specified in its Charter)

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New York	0-21320	11-3074326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 105, Building 5, 31 Xishiku Avenue,

Xicheng District, Beijing, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +86 (010) 6615-5141

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Increase in Authorized number of shares of Class A Common Stock

After obtaining the approval of the Board of Directors and the majority stockholders of Yubo International Biotech Limited, a New York corporation (the “Company”), the Company filed a Certificate of Amendment to its Certificate of Incorporation to increase the authorized number of shares of its Class A Common Stock, par value $0.001 per share, from one hundred twenty million (120,000,000) to one billion (1,000,000,000) (the “Authorized Common Stock Amendment”), with a delayed effective date of April 13, 2021. A copy of the Company’s Certificate of Incorporation with all Certificate of Amendments thereto, including the Certificate of Amendment filed in connection with the Authorized Common Stock Amendment, is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Authorized Common Stock Amendment was effective April 13, 2021, pursuant to the Certificate of Amendment filed in connection with the Authorized Common Stock Amendment and in accordance with the SEC rules and regulations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Incorporation of the Registrant with all Certificate of Amendments thereto

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yubo International Biotech Limited,
a New York corporation

Dated: April 13, 2021	By:	/s/ Lina Liu
Lina Liu, CFO

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